EXHIBIT 16.1


           Gordon K. W. Gee Ltd., Chartered Accountant
                      601 - 325 Howe Street
                Vancouver, BC   Canada    V6C 1Z7



                                   November 26, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

     We have read Item 4.01 of Form 8-K of Uranium Hunter
Corporation for the event that occurred on November 19, 2007, and are in agreement with the statements contained therein insofar as they relate to our firm.

     We have no basis to agree or disagree with any other matters reported therein.



                                   /s/ Gordon K.W. Gee Ltd.
                                   Gordon K. W. Gee Ltd.